Exhibit 23.2





                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 16, 2001 relating to the financial statements and financial statement schedules, which appears in Ohio Casualty Corporation's Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Cincinnati, Ohio
May 8, 2003